Exhibit 10.1

XL GROUP plc

(formerly XL Capital Limited)

1991 PERFORMANCE INCENTIVE PROGRAM

(AS AMENDED AND RESTATED ON APRIL 30, 2010)

1. INTRODUCTION

A. Purpose of the Program

          XL Group plc (the “Company”) has established the Program to further its long-term financial success by offering stock, and stock-based compensation, to employees of the Company whereby they can share in achieving and sustaining such success. The Program also provides a means to attract and retain the executive talent needed to achieve the Company’s long-term growth and profitability objectives.

B. Definitions

          When used in the Program, the following terms shall have the meanings set forth below:

          “Award(s)” shall mean Performance Shares, Restricted Stock, Restricted Stock Units, Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights or Performance Units granted under the Program.

          “Board” shall mean the Board of Directors of the Company.

          “Change of Control” shall be deemed to have occurred if and when any person, meaning an individual, a partnership, or other group or association as defined in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934 (other than a group of which the Company is a member or which has been organized by the Company for the purpose of making such acquisition), acquires, directly or indirectly, 40 percent or more of the combined voting power of the outstanding securities of the Company having a right to vote in the election of directors, including but not limited to a transaction pursuant to i) a compromise or arrangement sanctioned by the Court under section 201 of the Companies Act 1963 of the Republic of Ireland or ii) section 204 of the Companies Act 1963 of the Republic of Ireland. Ownership of 40 percent or more of the combined voting power of the outstanding securities of the Company by any person controlled directly or indirectly by the Company shall not be deemed a Change of Control of the Company.

          “Code” shall mean the United States Internal Revenue Code of 1986, as amended.

          “Committee” shall mean the entire Board or the Compensation Committee, or such other committee or subcommittee of the Board as may be designated by the Board to administer the Program.

          “Common Stock” shall mean the ordinary shares of the Company and may be either stock previously authorized but unissued, or stock reacquired by the Company.

          “Company” shall mean XL Group plc, an Irish company, any other entity in which XL Group plc owns 20% or more of the ordinary voting power or equity, and any successor in a reorganization or similar transaction.

          “Disability” shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant’s Termination of Employment; provided, however, that with respect to any Participant who has entered into an employment agreement with the Company, the term of which has not expired at the time a determination concerning Disability is to be made, Disability shall have the meaning attributed in such employment agreement.

          “Fair Market Value” shall mean with respect to a given day, the closing sales price of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Program purposes or as is required by applicable laws or regulations.

          “Incentive Stock Option” or “ISO” shall mean a right to purchase the Company’s Common Stock which is intended to comply with the terms and conditions for an incentive stock option as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

          “Nonstatutory Stock Option” or “NQSO” shall mean a right to purchase the Company’s Common Stock which is not intended to comply with the terms and conditions for a tax-qualified stock option, as set forth in Section 422 of the Code, or such other sections of the Code as may be in effect from time to time.

          “Participant” shall mean any employee of the Company and any member of the Board (whether or not an employee of the Company) who, in the judgment of the Committee, is in a position to make a substantial contribution to the management, growth, and success of the Company and is thus designated by the Committee to receive an Award; provided, however, that after April 29, 2005 no Award may be granted under the Program to a member of the Board who is not also an employee of the Company.

          “Performance Goal” shall mean any financial, statistical or other measure selected by the Committee, including without limitation (a) the attainment of a specified financial or statistical objective or (b) the performance of the Company relative to a peer group as applicable to a specific Performance Period.

          “Performance Period” shall mean a period set by the Committee over which Performance Shares or Performance Units may be earned. There may be more than one Performance Period in existence at any one time, and the duration of Performance Periods may differ from each other.

          “Performance Shares” shall mean Common Stock granted to a Participant with respect to a Performance Period under Article III of the Program, together with any other rights attached thereto or associated therewith including without limitation any right to receive cash in connection therewith.

          “Performance Unit” shall mean a cash award made pursuant to Section VI of the Program.

          “Program” shall mean the Company’s 1991 Performance Incentive Program, as amended and restated herein.

          “Restricted Stock” shall mean a share of Common Stock granted to a Participant under Article IV of the Program. Restricted Stock awards entitle the Participant to receive shares of Common Stock which have certain restrictions that lapse upon satisfaction of conditions imposed by the Committee at the time of award.

          “Restricted Stock Unit” shall mean an award made under Article VIII of the Program under which each unit represents a right to receive a share of Common Stock upon the terms, and subject to the conditions, set forth by the Committee.

          “Retirement” shall mean, except as otherwise set forth in an Award agreement, a Participant’s Termination of Employment by reason of the Participant’s retirement at his normal retirement date, pursuant to and in accordance with a pension, retirement or similar plan or other regular retirement practice of the Company, or in accordance with the early retirement provisions thereof.

          “Stock Appreciation Rights” or “SARs” shall mean a right granted to a Participant under Article V of the Program, which grants the Participant the right to receive the difference between the Fair Market Value of the Common Stock on the date of exercise and the price at which the SAR was granted.

          “Termination of Employment” shall mean a cessation of the employee-employer relationship between a Participant and the Company for any reason or, in the case of a member of the Board, termination of the director’s service on the Board for any reason.

II. PROGRAM ADMINISTRATION

A. Administration

          The Program shall be administered by the Committee. Subject to the express provisions of the Program, the Committee shall have full and exclusive authority to interpret the Program, to prescribe, amend and rescind rules and regulations relating to the Program and to make all other determinations deemed necessary or advisable in the implementation and administration of the Program; provided, however, that subject to the express provisions hereof or unless required by applicable law or regulation, no action of the Committee shall adversely affect the terms and conditions of any Award made to, or any rights hereunder or under any grant letter of, any Participant, without such Participant’s consent. The Committee’s interpretation and construction of the Program shall be conclusive and binding on all persons, including the Company and all Participants. The Company and the Committee may delegate their authority to perform any of their ministerial or similar administrative functions under this Program to other persons.

B. Participation

          The Committee may, from time to time, make all determinations with respect to selection of Participants and the Award or Awards to be granted to each Participant. In making such determinations, the Committee may take into account the nature of the services rendered or expected to be rendered by the respective Participants, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant.

C. Maximum Number of Shares Available

          Subject to adjustment as provided under Article II, Paragraph D of the Program, the maximum number of shares which may be granted under the Program after February 27, 2009 is 16,969,264 plus shares which subsequently become available as a result of forfeitures, cancellation or expiration of Awards under the Program. Stock can be issued as any form of Award, except that, for each Restricted Stock, Restricted Stock Unit, Stock Appreciation Rights, or Performance Share Award issued, the number of shares of Common Stock available under the Program will be reduced by two shares. In the event that an Award issued under the Program expires or is terminated unexercised as to any shares covered thereby, or shares are forfeited for any reason under the Program, such shares shall thereafter be again available for issuance under the Program. At the Committee’s discretion, these shares may be granted as stock options, Performance Shares, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or any combination of these provided that the combined total number of shares granted does not exceed either the overall share authorization described above or the specific share authorization set forth above for Performance Shares, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units. Forfeited Awards that counted as two shares under the rule described above will result in the addition to shares available for issuance under the Program of two available shares per share forfeited, but any subsequent issuance of those shares in the form of Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, or Performance Share Awards will result in a reduction of two shares available under the Program for each share issued.

          Subject to adjustment as provided under Article II, Paragraph D of the Program, (i) the maximum number of shares of Common Stock with respect to which stock options and Stock Appreciation Rights may be granted during a calendar year to any Participant under the Program shall be 1,000,000 shares, and (ii) with respect to Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units intended to qualify, as set forth in Article VII, as performance-based compensation within the meaning of Section 162(m) of the Code, the maximum number of shares of Common Stock (or amount of cash in the case of Performance Units) subject to such awards granted during a calendar year to any Participant under the Program shall be the equivalent of 300,000 shares.

          No Incentive Stock Options shall be granted after April 29, 2018.

D. Adjustments

          In the event of any alteration or re-organization whatsoever taking place in the capital structure of the Company whether by way of capitalization of profits or reserves, capital distribution, rights issue, consolidation or sub-division of Shares, the conversion of one class of share to another or reduction of capital or otherwise, the number of shares of Common Stock available for grant under this Program shall be adjusted proportionately or otherwise by the Board, and where deemed appropriate, the number of shares covered by outstanding stock options or SARs, the number of Performance Shares, shares of Restricted Stock and Restricted Stock Units outstanding, and the exercise price of outstanding stock options and SARs shall be similarly adjusted. Also, in instances where another corporation or other business entity is acquired by the Company, and the Company has assumed outstanding employee option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Committee. In the event of any other change affecting the Common Stock reserved under the Program, such adjustment, if any, as may be deemed equitable by the Board, shall be made to give proper effect to such event. Notwithstanding any provision hereof to the contrary, i) no adjustment shall be made pursuant to this Article II.D. that would cause any Award that is not otherwise deferred compensation pursuant to Section 409A of the Code to be treated as deferred compensation pursuant to Section 409A of the Code, and ii) no adjustment may be made that reduces the amount to be paid up per share to less than the par value of the share.

E. Registration Conditions

          1. Unless issued pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Program unless the Participant represents and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation is provided by the Participant as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

          2. Any on the resale of shares shall be evidenced by the following legend on the stock certificate or other such legend as the Company deems appropriate.

          “The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The shares cannot be offered, transferred or sold unless (a) a registration statement under such Act is in effect with respect to such shares, or (b) a written opinion from counsel acceptable to the Company is obtained to the effect that no such registration is required. The Company reserves the right to refuse the transfer of such shares until such conditions have been fulfilled. The Articles of Association of the Company contain other restrictions on share transfers.”

          Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (or such other legend deemed appropriate by the Company) shall also bear such a legend unless, in the opinion of counsel or the Company, the securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this paragraph shall be binding upon all subsequent holders of certificates bearing such legend.

F. Committee Action

          The Committee may, through Award agreements, limit its discretion under this Program. To the extent such discretion is not specifically waived in an Award agreement, the Committee shall retain such discretion.

G. No Option or SAR Repricing Without Shareholder Approval

          Except as provided in Article II.D hereof relating to certain anti-dilution adjustments, unless the approval of shareholders of the Company is obtained, ISOs, NQSOs and SARs issued under the Program shall not be amended to lower their exercise prices, and ISOs, NQSOs and SARs issued under the Plan will not be exchanged for other stock options or SARs with lower exercise prices.

III. PERFORMANCE SHARES

A. Grant of Performance Shares

          After selecting Participants who will receive Awards of Performance of Shares for a given Performance Period, the Committee shall inform each such Participant of the Award to be granted to the Participant at the completion of the Performance Period, and the applicable terms and condition of the Award. The Committee shall cause to be issued to each Participant a grant letter specifying the number of Performance Shares under his Award and the number of Performance Shares which may be awarded subject to the terms and conditions of such grant letter and the Program.

B. Establishment of Performance Goals

          1. The Committee shall establish the Performance Goals for each Performance Period. The Committee shall also establish a schedule for such Performance Period setting forth the percentage of the Performance Share Award which will be earned, based on the extent to which the Performance Goals for such Performance Period are actually achieved, the date on which Performance Shares awarded hereunder shall vest, or the date on which such Performance Shares shall be forfeited (in whole or in part) by the Company for failure to meet the Performance Goals, as specified by the Committee.

          2. As promptly as practical after each Performance Period, the Committee shall determine whether, or the extent to which, the Performance Goals have been achieved. Based on such determination, the Participant shall be deemed to have earned the Performance Shares awarded to him, or a percentage thereof as provided in any schedule established by the Committee. In addition, the Committee may, from time to time during a Performance Period and consistent with the terms and conditions of applicable Awards and Performance Goals, determine that all or a portion of the Performance Shares awarded to one or more Participants have been earned.

          3. If during the course of a Performance Period, there should occur, in the opinion of the Committee, significant changes in economic conditions or in the nature of the operations of the Company, or any other pertinent changes which the Committee did not foresee or accurately predict the extent of in establishing the Performance Goals for such Performance Period and which, in the Committee’s sole judgment, have, or are expected to have, a substantial effect on the performance of the Company during the Performance Period, the Committee may make such adjustment to the Performance Goals or measurements of such Performance Goals as the Committee, in its sole judgment, may deem appropriate.

C. Termination of Employment

          In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Performance Share Awards for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from Performance Shares held by the Corporation a pro rata number of shares with respect to that Performance Share Award, or such other portion of the Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, the Award will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Shares, subject to the discretion of the Committee to release restrictions on all or any part of an Award.

IV. RESTRICTED STOCK

A. Grant of Restricted Stock

          1. Following the selection of Participants who will receive a Restricted Stock Award, the Committee shall inform each such Participant of the number of Restricted Stock shares granted to the Participant and the terms and applicable conditions of the Award.

          2. Each certificate for Restricted Stock shall be registered in the name of the Participant and deposited, together with a stock power endorsed in blank, with the Company.

B. Other Terms and Conditions

          Company stock, when awarded pursuant to a Restricted Stock Award, will be represented by a stock certificate registered in the name of the Participant who is granted the Restricted Stock Award. Such certificate shall be deposited together with a stock power endorsed in blank with the Company. The Participant shall be entitled to receive dividends and all other distributions during the restriction period and shall have all shareholder’s rights with respect to such stock, if any, with the exception that: (1) the Participant may not transfer ownership of the shares during the restriction period except by will or the laws of descent and distribution, (2) the Participant will not be entitled to delivery of the stock certificate during the restriction period, (3) the Company will retain custody of the stock during the restriction period, and (4) a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock shares. The Committee may impose additional restrictions, terms, or conditions upon the Restricted Stock Award.

C. Restricted Stock Award Agreement

          Each Restricted Stock Award shall be evidenced by a Restricted Stock Award agreement in such form and containing such terms and conditions not inconsistent with the provisions of the Program as the Committee from time to time shall approve.

D. Termination of Employment

          In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Restricted Stock Awards for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from Restricted Stock shares held by the Corporation a pro rata number of shares with respect to that Restricted Stock Award, or such other portion of the Restricted Stock Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock shares held by the Company shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock shares, subject to the discretion of the Committee to release of restrictions on all or any part of an Award, or unless otherwise stated in the Restricted Stock agreement.

E. Payment for Restricted Stock

          Restricted Stock Awards may be made by the Committee under which the Participant shall, upon payment of the par value, or, in the alternative, under which the Participant shall pay all (or any lesser amount than all) of the Fair Market Value of the stock, determined as of the date the Restricted Stock Award is made, receive a Restricted Stock Award. If payment is required, such purchase price shall be paid as provided in the Restricted Stock Award Agreement.

V. STOCK OPTIONS

A. Stock Option Terms and Conditions

          All stock options granted to Participants under the Program shall be evidenced by agreements which shall be subject to applicable provisions of the Program, and such other provisions as the Committee may adopt, including the following provisions:

          1. Price: The option price per share of Nonstatutory Stock Options (NQSOs) and Incentive Stock Options (ISOs) shall not be less than 100 percent of the Fair Market Value of a share of Common Stock on the date of grant.

          2. Period: An ISO shall not be exercisable for a term longer than ten years from date of its grant. NQSOs shall have a term not longer than ten years from the date of grant.

          3. Time of Exercise: The Committee may prescribe the timing of the exercise of the stock option and any minimums and installment provisions and may accelerate the time at which a stock option becomes exercisable.

          4. Exercise Procedures: A stock option, or a portion thereof, shall be exercised by delivery of notice of exercise to the Company or the Program administrator designated from time to time by the Company and payment of the full price of the shares being purchased. Such notice shall be given in the form designated from time to time by the Company.

          5. Payment: The price of an exercised stock option, or portion thereof, may be paid:

(a)	in cash or check, bank draft or money order payable to the order of the Company; or

(b)	through the delivery of shares of Common Stock owned by the Participant, having an aggregate Fair Market Value as determined on the date of exercise equal to the option price, or

(c)	by a combination of both a and b above.

          The Committee may impose such limitations and prohibitions on the use of any shares of Common Stock to exercise a stock option as it deems appropriate.

          6. Special Rule for Incentive Stock Options: Notwithstanding any other provisions of the Program, the aggregate Fair Market Value of the shares of Common Stock, determined as of the time the stock option is granted, for which the

Participant may first exercise Incentive Stock Options in any calendar year shall not exceed U.S. $100,000 or such other individual employee grant limit as may be in effect under the Code.

          7. Effect of Leaves of Absence: It shall not be considered a Termination of Employment when a Participant is placed by the Company on military leave, sick leave or other bona fide leave of absence. In case of such leave of absence, the employment relationship for Program purposes shall be continued until the later of the date when such leave of absence equals ninety days or when the Participant’s right to reemployment with the Company shall no longer be guaranteed either by statute or contract.

          8. Termination of Employment: In the event of Termination of Employment, the following provisions shall apply unless waived by the Committee, or as otherwise specifically provided in the Stock Option agreement:

          (a) Discharge for Cause: All outstanding options shall be cancelled

          (b) Termination Other Than for Cause: Unless and except as otherwise specified in a Participant’s agreement, all options shall expire on the earlier of (i) 90 days following the Termination of Employment or (ii) the expiration of the full term of the option.

Notwithstanding the foregoing, the Committee may rescind the right to exercise stock options following Termination of Employment if the Participant has been found to be directly or indirectly engaged in any activity which is in competition with the Company or otherwise adverse to or not in the best interest of the Company.

B. Stock Appreciation Rights (SARs).

          The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          1. An SAR shall confer on the Participant to whom it is granted a right to receive with respect to each share of Common Stock subject thereto, upon exercise thereof, the excess of (1) the Fair Market Value of one share of Common Stock on the date of exercise over (2) the exercise price per share of the SAR, as determined by the Committee as of the date of grant of the SAR (which shall not be less than the Fair Market Value per Share on the date of grant of the SAR).

          2. The Committee shall determine, at the time of grant or thereafter, the time or times at which an SAR may be exercised in whole or in part (which shall not be more than ten years after the date of grant of the SAR), the method of exercise, method of settlement, method by which shares of Common Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. The Committee shall determine at the time of grant of the SAR the form of consideration payable in settlement of the SAR (which may be shares of Common Stock or cash).

VI. PERFORMANCE UNIT AWARDS

          A. Each Award shall be subject to the limitations and terms provided in the Program. A new Award may commence on the first anniversary date of the preceding Award. The Committee shall grant to each Participant in a Performance Unit Award a number of units with a target cash value as shall be established by the Committee prior to the first year of each Performance Period.

          B. To allow for recognition of significant individual contributions to the Company’s performance, individual awards of Performance Units may be granted to new Participants during the first year of a Performance Period, at the discretion of the Committee.

          C. Performance Unit Awards for each Participant shall be recommended by the Chief Executive Officer and submitted to the Committee for approval. Participants will generally be notified of their individual Performance Unit Award within the first six months of a Performance Period.

          D. Performance Goals for each Performance Period will be recommended by the Chief Executive Officer of the Company, and submitted to the Committee for approval.

          E. Once a Performance Period has begun and Performance Goals have been established, they may not be changed for that Performance Period except in the event of:

          (1) A significant acquisition of another business concern by the Company, as deemed by the Committee;

          (2) A disposition of a significant part of the business by the Company, as deemed by the Committee;

          (3) An external calamitous event, such as a natural disaster, which has a significant effect on the Company, as determined by the Committee;

          (4) Any significant changes to the legislation, as deemed by the Committee; or

          (5) Any other extraordinary event, as deemed by the Committee.

          F. A performance valuation schedule shall be recommended by the Chief Executive Officer of the Company and approved by the Committee before Performance Unit Awards are granted under the Program. The Committee shall approve or modify the proposed schedule which will contain various levels of performance and corresponding Performance Unit values.

          G. At the end of a Performance Period, the Committee shall review actual performance and determine the Award payouts, if any.

          H. In the event of a Participant’s Termination of Employment prior to the satisfaction of conditions related to outstanding Performance Unit Awards for reasons other than discharge or resignation, the Participant, or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive a pro-rata distribution of outstanding Performance Unit Awards. In the event of Termination of Employment due to resignation or discharge, all Awards will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Units, subject to the discretion of the Committee.

VII. PERFORMANCE AWARDS

A. Performance Awards Granted to Designated Participants

          If the Committee determines that an award of Performance Shares, Performance Units, Restricted Stock or Restricted Stock Units to be granted to a Participant should qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, the grant, vesting and/or settlement of such award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Article VII.A.

          1. Performance Goals Generally. The performance goals for such awards (“Performance Awards”) shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Article VII.A. Performance goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto). The Committee may determine that such Performance Awards shall be granted, vested and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, vesting and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

          2. Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) revenues; (3) cash flow; (4) cash flow return on investment; (5) return on assets, return on investment, return on capital, return on equity; (6) economic value added; (7) operating margin; (8) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; operating earnings; (9) total stockholder return; and (10) any of the above goals as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index.

          3. Performance Period; Timing for Established Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

          4. Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Common Stock or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Participant in respect of a Performance Award subject to this Article VII.A. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

B. Written Determination

          All determinations by the Committee as to the establishment of performance goals or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Article VII.A. shall be made in writing in the case of any award intended to qualify under Section 162(m) of the Code.

VIII. RESTRICTED STOCK UNITS

A. Grant of Restricted Stock Units

          Following the selection of Participants who will receive an award of Restricted Stock Units, the Committee shall inform each such Participant of the number of Restricted Stock Units granted to the Participant and the terms and applicable conditions of the Restricted Stock Unit Award.

B. Other Terms and Conditions

          Restricted Stock Unit Awards will provide for the delivery of the number of shares of Common Stock equivalent to the number of Restricted Stock Units at the time and subject to the terms and conditions set forth by the Committee. Delivery of shares of Common Stock pursuant to the Restricted Stock Unit Awards will occur upon expiration of the deferral period specified by the Committee. In addition, Restricted Stock Unit Awards shall be subject to such restrictions, including forfeiture conditions, as the Committee may impose. Prior to distribution of shares of Common Stock under a Restricted Stock Unit Award, the Participant shall have no rights as a shareholder with respect to the shares subject to the Award.

C. Restricted Stock Unit Award Agreement

          Each Restricted Stock Unit Award shall be evidenced by a Restricted Stock Unit Award Agreement in such form and containing such terms and conditions, not inconsistent with the provisions of the Program, as the Committee from time to time shall approve.

D. Termination of Employment

          In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to an outstanding Restricted Stock Unit Award for reasons other than discharge or resignation, the Participant or the Participant’s estate or beneficiary, in the sole discretion of the Committee, may be entitled to receive from the Restricted Stock Unit Award a pro rata number of shares with respect to the Restricted Stock Unit Award, or such other portion of the Restricted Stock Unit Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock Units held by the Participant shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock Units, subject to the discretion of the Committee to release restrictions and deliver shares in respect of all or any part of an Award, or unless otherwise stated in the Restricted Stock Unit Award Agreement.

IX. GENERAL PROVISIONS

A. Amendment and Termination of Program

          The Board may, at any time and from time to time, suspend or terminate the Program in whole or amend it from time to time in such respects as the Board may deem appropriate; provided, however, that, without the consent of an affected Participant, no amendment, suspension, or termination of the Program may adversely affect the rights of such Participant under any Award theretofore granted to him or her.

B. Government and Other Regulations

          The right of the Company to issue Awards under the Program shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

C. Other Compensation Plans and Programs

          The Program shall not be deemed to preclude the implementation by the Company of other compensation plans or programs which may be in effect from time to time.

D. Miscellaneous Provisions

          1. No Right to Continue Employment: Nothing in the Program or in any Award confers upon any Participant the right to continue in the employ of the Company or interferes with or restricts in any way the rights of the Company to discharge any Participant at any time for any reason whatsoever, with or without cause.

          2. Non-Transferability: Except as otherwise determined by the Committee and set forth in the applicable Award agreement, prior to being earned under Articles III, IV, or VI, being exercised under Article V, or having shares distributed under Article VIII, no right or interest of any Participant in any Award under the Program shall be (a) assignable or transferable, except by will or the laws of descent and distribution or a valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee, or (b) liable for, or subject to, any lien, obligation or liability, except to the extent that Non-Qualified Stock Options may be pledged as security in a margin account for their exercise.

          3. Designation of Beneficiary: A Participant, in accordance with procedures established by the Committee, may designate a person or persons to receive, in the event of the Participant’s death, (a) any payments with respect to which the Participant would then be entitled, and (b) the right to continue to participate in the Program to the extent of such Participant’s outstanding Awards. Such designation shall be made upon forms supplied by and delivered to the Company and may be revoked in writing.

          4. Withholding Taxes: The Company may require a payment from a Participant to cover applicable withholding for income and employment taxes. The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

          5. Program Expenses: Any expenses of administering the Program shall be borne by the Company.

          6. Construction of Program: The interpretation of the Program and the application of any rules implemented hereunder shall be determined solely in accordance with the laws of the State of New York.

          7. Unfunded Program: The Program shall be unfunded, and the Company shall not be required to segregate any assets which may at any time be represented by Awards. Any liability of the Company to any person with respect to an Award under this Program shall be based solely upon any obligations which may be created by this Program. No such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

          8. Benefit Plan Computations: Except as otherwise determined by the Company, any benefits received or amounts paid to a Participant with respect to any Award granted under the Program shall not have any effect on the level of benefits provided to or received by any Participant, or the Participant’s estate or beneficiary, as part of any employee benefit plan (other than the Program) of the Company.

          9. Pronouns, Singular and Plural: The masculine maybe read as feminine, the singular as plural and the plural as singular as necessary to give effect to the Program.

E. Effective Dates

          The amendment and restatement of the Program will become effective on approval by the Board of the Company, subject to shareholder approval. All outstanding Awards shall remain in effect until all outstanding awards have been earned, have been exercised or repurchased, have expired or have been cancelled.

F. Section 409A

          It is intended that the Plan and Awards issued thereunder will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder) to the extent the Awards are subject thereto, and the Plan and such Awards shall be interpreted on a basis consistent with such intent. The Plan and any Award agreements issued thereunder may be amended in any respect deemed by the Board or the Committee to be necessary in order to preserve compliance with Section 409A of the Code. In the case of any Award that, for purposes of Section 409A of the Code, was not earned and vested on December 31, 2004, that is treated as “deferred compensation” subject to Section 409A of the Code and is held by a Participant who is subject to United States income tax, notwithstanding any provision in an Award Agreement to the contrary, (i) in the case of any payment under the Award that is to be made upon a termination of employment or other service, (x) such termination of employment or other service will be deemed to occur upon the Participant’s “separation from service” with the Company (within the meaning of Treas. Reg. Section 1.409A-1(h)), and (y) if the Participant is deemed on the date of his or her “separation from service” to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code, such payment shall not be made prior to the earlier of (A) the expiration of the six (6)-month period measured from the date of the Participant’s “separation from service,” or (B) the date of the Participant’s death (the “Delay Period”); and, upon the expiration of the Delay Period, all payments delayed pursuant hereto (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid to the Participant in a lump sum, and any remaining payments due under the Award shall be paid in accordance with the normal payment dates specified for them, and (ii) in the case of any payment under the Award that is to be made upon a Change of Control, for this purpose Change of Control shall mean a transaction or event that constitutes both a Change of Control (as defined in the Plan) and a “change in control event” (as defined in Treas. Reg. Section 1.409A-3(i)(5)) with respect to the Company. The Company shall not have any obligation to indemnify or otherwise protect any Participant from any obligation to pay any taxes pursuant to Section 409A of the Code.

ADDENDUM FOR FRENCH STOCK OPTIONS

          The following additional provisions constitute the 2002 French Stock Option Addendum (the “French Addendum”).

A. Purpose of the French Addendum

          The Committee has prescribed these additional provisions to the Program to permit French Participants to be granted French Options under the Program and only modify the Program as it relates to French Options granted under the Program to French Participants. These provisions apply to French Participants notwithstanding any other provisions of the Program, and do not apply to or modify the Program in respect of any other Participants.

          The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.

B. Definitions

1. When used in this French Addendum, the following terms shall have the meanings set forth below:

“Award” (or “stock option”) shall mean a French Option granted under the terms of the French Addendum and the Program.

“Cause” shall mean:

a. conviction of the French Participant of a felony involving moral turpitude or dishonesty;

b. the French Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) wilful misconduct; provided, however, that any act or failure to act by the French Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the French Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the French Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or

c. the French Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.

“Company” shall mean XL Group plc, an Irish company.

“French Option” shall mean a right to acquire stock granted under this French Addendum.

“French Participant” shall mean an employee of a Group Company to whom a subsisting French Option has been granted under this French Addendum, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “French Participant”.

“Group Company” shall mean XL Group plc, an Irish Company, or any other entity in which XL Group plc owns 20% or more of the ordinary voting power or equity.

“Market Value” shall mean on any day the market value of a share as derived from the closing price of the Company’s Common Stock on the composite tape of the New York Stock Exchange, and any reference to “Fair Market Value” in the other provisions of the Program shall be construed as though it were a reference to “Market Value” for the purposes of grants under this French Addendum.

“Trading Day” shall mean any day that the New York Stock Exchange is open for business.

2. The following definitions in Article I Paragraph B of the Program shall not apply to this French Addendum:

“Incentive Stock Option”

“Nonstatutory Stock Option”

“Performance Goal”

“Performance Period”

“Performance Shares”

“Performance Unit”

“Restricted Stock”

“Restricted Stock Unit”

“Stock Appreciation Rights” or “SARs”

C. Provisions relating to performance shares, restricted stock, restricted stock units, performance unit awards and performance awards

Articles III, IV, VI, VII, and VIII of the Program shall not apply to French Options.

D. Participation

1. French Options may be granted to any employee including “PDG” and managers “mandataires sociaux”.

2. No French Options may be granted to consultants who do not have a work contract with the Company.

3. No French Options may be granted to an Administrator or member of the Conseil de Surveillance, who does not have a work contract with the Company.

4. No French Options may be granted to any employee who, at the date of grant, holds shares representing 10% or more of the issued share capital of XL Capital Ltd.

E. Price

1. The option price per share of French Options shall not be less than:

A) for French Options relating to newly issued shares of Common Stock, the higher of:

i) 100 percent of the Market Value of a share of Common Stock on the date of grant; and

ii) 80 per cent of the average of the middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the 20 consecutive Trading Days preceding the date of grant of such option.

B) for French Options relating to shares of Common Stock purchased by the Company, the higher of:

i) 80 per cent of the average purchase price of a share of Common Stock purchased by the Company; and

ii) 80 per cent of the average middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the 20 consecutive Trading Days preceding the date of grant of such option.

2. The option price of a French Option shall be determined and fixed at the date of grant and may be adjusted only upon the occurrence of any of the events specified under the French Code of Commerce (section L. 225-181) in accordance with French law.

F. Date of grant

No French Option may be granted:

1. during the 20 consecutive Trading Days after the payment of a dividend;

2. during the 20 consecutive Trading Days after an increase of capital reserved to the shareholders;

3. during the 10 consecutive Trading Days preceding the date of publication of the consolidated accounts or any annual financial statements of the Company;

4. during the 10 consecutive Trading Days following the date of publication of the consolidated accounts or any annual financial statements of the Company;

5. during the period starting on any date on which the corporate management of the Company is aware of unpublished price-sensitive information and ending 10 Trading Days after the publication of such information;

G. Exercise following death of French Participant

          The heirs of a deceased French Participant may exercise the French Option during the period of six months following the date of death. The French Option may not be assigned or transferred in any other circumstances, and any purported transfer, assignment, or charge shall cause the French Option to lapse forthwith.

H. Disposal of shares

          Any disposal of Common Stock by a French Participant less than four years after the date of grant, and regardless of whether he has left employment with the Company, shall be accompanied by a notice of disposal sent by the French Participant to his employing company or former employing company within one week of the disposal.

I. Lapse of French Options

French Options granted under this French Addendum shall lapse upon the first of the following events to occur:

1. the tenth anniversary of the date of grant of the French Option;

2. the third anniversary of the Retirement or Disability of the French Participant;

3. six months following the death of the French Participant;

4. unless otherwise provided in an Employment Agreement between the French Participant and the Company, the third anniversary of the termination of the French Participant’s employment by the Company not for Cause within two years following a Change of Control (the “Post-Change Period”);

5. ninety days following termination of the French Participant’s employment by the Company not for Cause outside a Post-Change Period;

6. the last date of employment of the French Participant if employment is terminated by the Company for Cause;

7. the French Participant being adjudicated bankrupt; or

8. thirty days after the last date of employment of the French Participant if employment terminates other than as set forth above in this paragraph.

J. Exercise of French Options

          1. Article V, Paragraphs A.1, A.2, A.3 and A.6 of the Program shall not apply.

          2. Subject to the time limits in Paragraph I above, the French Options shall become exercisable according to the vesting schedule detailed in the French Participant’s stock option agreement; provided, however, that the option shall be immediately exercisable in full in the event of a Change of Control or upon termination of the French Participant’s employment due to death or Disability.

          3. The French Option may be exercisable in whole or in part by the French Participant giving written notice of exercise to the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the French Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full of the option price.

          4. When a French Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole French Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.

          5. The French Participant may exercise his French Option at any time after the French Option becomes exercisable in accordance with Subparagraph 2 of this Paragraph J and before the French Option lapses for any reason stated in Paragraph I of this French Addendum.

2002 ITALIAN STOCK OPTION ADDENDUM

          The following additional provisions constitute the 2002 Italian Stock Option Addendum (the “Italian Addendum”).

A. Purpose of the Italian Addendum

          The Committee has prescribed these additional provisions to the Program to permit Italian Participants to be granted Italian Options under the Program and only modify the Program as it relates to Italian Options granted under the Program to Italian Participants. These provisions apply to Italian Participants notwithstanding any other provisions of the Program, and do not apply to or modify the Program in respect of any other Participants.

          The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.

B. Definitions

1. When used in this Italian Addendum, the following terms shall have the meanings set forth below:

“Award” shall mean an Italian Option granted under the terms of the Italian Addendum and the Program.

“Cause” shall mean:

a. conviction of the Italian Participant of a felony involving moral turpitude or dishonesty;

b. the Italian Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) wilful misconduct; provided, however, that any act or failure to act by the Italian Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the Italian Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the Italian Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or

c. the Italian Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.

“Date of Offer” shall mean the date of the meeting during which the Committee resolves to grant Italian Options pursuant to Article II, Paragraph B of the Program.

“Fair Market Value” shall mean on any day the market value of a share as derived from the closing price of the Company’s Common Stock on the composite tape of the New York Stock Exchange.

“Italian Option” shall mean a right to acquire stock granted under this Italian Addendum.

“Italian Participant” shall mean an Italian resident employee of the Company to whom a subsisting Italian Option has been granted under this Italian Addendum, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “Italian Participant”.

2. The following definitions in Article I Paragraph B of the Program shall not apply to this Italian Addendum:

“Incentive Stock Option”

“Nonstatutory Stock Option”

“Performance Goal”

“Performance Period”

“Performance Shares”

“Performance Unit”

“Restricted Stock”

“Restricted Stock Units”

“Stock Appreciation Rights” or “SARs”

C. Provisions relating to performance shares, restricted stock, restricted stock units performance unit awards and performance awards

          Articles III, IV, VI, VII, and VIII of the Program shall not apply to Italian Options.

D. Participation

1. Italian Options may be granted to any Italian resident employee of the Company save for the exceptions listed in sub-paragraph 2 and 3 of this paragraph D.

2. No Italian Options may be granted to any person who is not an employee of the Company.

3. No Italian Options may be granted to any employee who, at the date of grant, holds either:

shares representing 10% or more of the issued share capital of XL Capital Ltd; or,

10% or more of the voting rights exercisable in the ordinary general shareholders’ meeting.

E. Price

1. The option price per share of Italian Options shall be:

a. for Italian Options relating to newly issued shares of Common Stock, not less than 100 per cent of the Fair Market Value of a share of Common Stock on the date of grant; and

b. for Italian Options relating to shares of Common Stock purchased by the Company, not less than the nominal value of a Share provided that such option price shall not be less than the average of the middle market quotations for a share of Common Stock derived from the composite tape of the New York Stock Exchange for the period commencing on the same date as the Date of Offer in the previous calendar month (or in the event that such date does not exist, the last day of that preceding calendar month) and ending on the Date of Offer of such Italian Option.

F. Exercise following death of Italian Participant

Italian Options may be assigned or otherwise transferred only in the following circumstances:

1. by will or the laws of descent and distribution; or

2. by valid beneficiary designation taking effect at death made in accordance with procedures established by the Committee.

          G. Lapse of Italian Options

Italian Options granted under this Italian Addendum shall lapse upon the first of the following events to occur:

1. the tenth anniversary of the date of grant of the Italian Option;

2. the third anniversary of the Retirement or Disability of the Italian Participant;

3. six months following the death of the Italian Participant;

4. unless otherwise provided in an Employment Agreement between the Italian Participant and the Company, the third anniversary of the termination of the Italian Participant’s employment by the Company not for Cause within two years following a Change of Control (the “Post-Change Period”);

5. ninety days following termination of the Italian Participant’s employment by the Company not for Cause outside a Post-Change Period;

6. the last date of employment of the Italian Participant if employment is terminated by the Company for Cause;

7. the Italian Participant being adjudicated bankrupt; or

8. thirty days after the last date of employment of the Italian Participant if employment terminates other than as set forth above in this paragraph.

          H. Exercise of Italian Options

1. Article V, Paragraphs A.1, A.2, A.3 and A.6 of the Program shall not apply.

2. Subject to the time limits in Paragraph G above, the Italian Options shall become exercisable according to the vesting schedule detailed in the Italian Participant’s stock option agreement; provided, however, that the option shall be immediately exercisable in full in the event of a Change of Control or upon termination of the Italian Participant’s employment due to death or Disability.

3. The Italian Option maybe exercisable in whole or in part by the Italian Participant giving written notice of exercise to the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the Italian Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full to the Company of the option price.

4. When an Italian Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Italian Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.

5. The Italian Participant may exercise his Italian Option at any time after the Italian Option becomes exercisable in accordance with Subparagraph 2 of this Paragraph H and before the Italian Option lapses for any reason stated in Paragraph G of this Italian Addendum.

ADDITIONAL PROVISIONS FOR UK PARTICIPANTS

          The following additional provisions constitute the 2002 UK Approved Stock Option Appendix (the “UK Subplan”) for UK Participants.

A. Purpose of the UK Subplan

          The Committee has prescribed these additional provisions to the Program to permit UK Participants to be granted Approved Options under the Program. These provisions are to be read as a continuation of the Program and only modify the Program as it relates to Approved Options granted under the Program to UK Participants. These provisions do not apply to or modify the Program in respect of any other Participants.

          The Board has adopted these additional provisions in accordance with Article II, Paragraph A of the Program.

          In the event of any conflict between the terms of the Program and the UK Subplan, the terms of the UK Subplan will take precedence insofar as Approved Options granted to UK Eligible Employees are concerned.

B. Definitions

1. When used in this UK Subplan, the following additional terms shall have the meanings set forth below:

“Approved Option” shall mean a right to acquire Common Stock granted under this UK Subplan to a UK Participant while this UK Subplan is approved by the UK Inland Revenue under the Taxes Act.

“Associated Company” in relation to the Company shall have the meaning given by s416 of the Taxes Act.

“Cause” shall mean:

a. conviction of the UK Participant of a felony involving moral turpitude or dishonesty;

b. the UK Participant, in carrying out his or her duties for the Company, has been guilty of (1) gross neglect or (2) willful misconduct; provided, however, that any act or failure to act by the UK Participant shall not constitute Cause for this purpose if such act or failure to act was committed, or omitted, by the UK Participant in good faith and in a manner reasonably believed to be in the overall best interests of the Company. The determination of whether the UK Participant acted in good faith and that he or she reasonably believed his or her action to be in the Company’s overall best interest will be in the reasonable judgment of the General Counsel of the Company, or, if the General Counsel shall have an actual or potential conflict of interest, the Committee; or

c. the UK Participant’s continued wilful refusal to obey any appropriate policy or requirement duly adopted by the Company and the continuance of such refusal after receipt of notice.

“Control” shall have the meaning given by section 840 of the Taxes Act.

“Eligible Employee” shall mean:

a. any full-time director employed by a Participating Company and required to devote not less than 25 hours per week to his duties (excluding meal breaks); or

b. any other employee of a Participating Company

provided that the director or employee is not precluded by paragraph 8 of Schedule 9 (material interest in a close company) from participating in this UK Subplan.

“Exchange Rate” shall mean, on any day it falls to be calculated, the closing mid-point of the pound/dollar exchange rate quoted in the Financial Times on that day.

“Group Company” shall mean:

a. the Company; or

b. any company under the Control of the Company.

“Participating Company” shall mean any Group Company which is permitted by the Inland Revenue to participate in the Program and which is designated by the Committee as a Participating Company or a jointly owned company for which the prior consent of the Inland Revenue has been obtained provided that if any jointly owned company which has been nominated as a Participating Company ceases to satisfy the necessary Inland Revenue requirements (unless as a consequence of such cessation if becomes under the control of the Company) it shall forthwith cease to be a Participating Company.

“Schedule 9” shall mean Schedule 9 to the Taxes Act.

“Taxes Act’ ‘shall mean the Income and Corporation Taxes Act 1988.

“UK Subplan” shall mean the 2002 UK Approved Stock Option Appendix, as amended from time to time.

2. When used in this UK Subplan, the following terms in Article I, Provision B shall be modified as set forth below in relation to Approved Options only:

“Award” shall mean Approved Options granted under the terms of the Program and the UK Subplan.

“Common Stock” shall mean the Class A ordinary shares of the Company, par value of $0.01 per share, which satisfy the requirements of paragraph 10-14 of Schedule 9, and may be either stock previously authorized but unissued, or stock acquired by the Company.

“Company” shall mean XL Group plc, and Irish Company.

“Market Value” shall mean in respect of a share comprised in an Approved Option:

a. On any day, the market value of a share as derived from the mid-market price of the Company’s Common Stock on the composite tape of the New York Stock Exchange; or

b. If the shares are not for the time being fully quoted on the New York Stock Exchange or the Daily Official List of the London Stock Exchange, the value of a share over which such Approved Option is granted as determined by the Committee as at the date of grant and having regard to the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Inland Revenue Shares Valuation Division. Any reference to “Fair Market Value” in the other provisions of the Program shall be construed as though it were a reference to “Market Value” for the purposes of grants under this UK Subplan.

          “UK Participant” shall mean an Eligible Employee to whom a subsisting Approved Option has been granted under this UK Subplan, and any reference to “Participant” in the other provisions of this Program shall be construed as if it were a reference to “UK Participant”.

3. Terms and expressions not defined in this Paragraph B have the same meaning as in section 185 and Schedule 9 of the Taxes Act, where appropriate.

4. References to any statutory provision are to that provision as amended or re-enacted from time to time.

5. All references in the Program to Stock Appreciation Rights and Incentive Stock Options shall not apply for the purposes of options granted under this UK Subplan.

C. Administration

1. Article II, Paragraph A of the Program shall be modified by the addition of the following words “No amendment to the UK Subplan or to this Program in so far as it applies to Approved Options shall become effective unless and until it is approved by the UK Inland Revenue. No Approved Options may be granted unless and until the UK Subplan is approved by the UK Inland Revenue.”

2. The rights and obligations of an option holder under the terms of his contract of employment are not affected by his participation in this UK Subplan.

D. Adjustments to share capital

1. Article II, Paragraph D shall be amended by the deletion of the words “stock splits in the capitalization of the Company” and replaced by the following “any capitalization (other than a scrip issue), rights issue, consolidation, subdivision, reduction or other variation of the share capital of the Company”.

2. Article II, Paragraph D shall be amended by the deletion of the second and third sentences beginning “Also, in instances...” and finishing “…proper effect to such an event”.

3. Article II, Paragraph D of the Program shall be modified so that after the words “outstanding stock options shall be similarly adjusted”, the following words are inserted:

a. the aggregate amount payable on the exercise of an Approved Option in full is not increased;

b. no adjustment shall be made without the prior approval of the Inland Revenue; and

c. following the adjustment the shares of Common Stock continue to satisfy the conditions specified in paragraph 10-14 inclusive of Schedule 9.”

E. Provisions relating to performance shares, restricted stock, restricted stock units, performance unit awards and performance awards

Articles II Paragraph F, III, IV, VI, VII, VIII, and IX Paragraph D.4 of the Program shall not apply to Approved Options.

F. Grant of Approved Options

1. Approved Options granted to Eligible Employees chosen to participate may be granted by deed. A single deed of grant may be executed in favor of any number of Eligible Employees.

2. The first sentence of Article V, Paragraph A.1 shall be deleted and replaced with the following words;

“All Approved Options granted to UK Participants under this UK Subplan shall be evidenced by option certificates stating:

a. the date of grant of the Approved Option;

b. the number and class of shares over which the Approved Option is granted;

c. the option price payable for each share;

d. any condition as to exercise imposed in accordance with Paragraph F.3 below.”

3. The exercise of an Approved Option may be conditional upon the satisfaction of objective corporate performance condition(s) imposed by the Committee at the date of grant. Any such performance conditions shall be deemed waived in the event of a Change of Control, or termination of employment by reason of death or Disability.

G. Price

Article V, Paragraph A.1 shall be modified by the addition of the following words;

“The option price per share of Approved Options shall not be less than 100 per cent of the Market Value of a share of Common Stock on the date of grant.”

H. Period

Article V, Paragraph A.2 shall be modified so that after the words “an ISO” the words “or an Approved Option” shall be inserted.

I. Time of Exercise

Article V, Paragraph A.3 shall be deleted and replaced with the following words;

“Time of Exercise: Subject to the time limit in Article V, Paragraph A.2, one-third of the Approved Options shall become exercisable on each of the first three anniversaries of the date of grant; provided, however, that the option shall be immediately exercisable in full in the event of a Change of Control or upon termination of the UK Participant’s employment due to his or her death or Disability.

J. Payment

Article V, Paragraphs A.5.b and A.5.c shall be deleted and replaced with a new paragraph A.5.b as follows;

“by arrangements with the Company, which arrangements shall have been approved in advance by the UK Inland Revenue.’

K. Limit on value of Approved Options held

The following new paragraph shall be inserted after Article V, Paragraph A.6;

          “Special Rule for Approved Options; notwithstanding any other provision of the Program, the aggregate Market Value of the shares of Common Stock, determined at the relevant grant dates (converted to pounds sterling at the Exchange Rate on the relevant dates of grant), which the UK Participant may acquire on the exercise in full of all unexercised Approved Options then held by him under this UK Subplan and any other Inland Revenue approved discretionary share option plan adopted by the Company and any Associated Company, shall not exceed GB£30,000 or such other amount as shall from time to time be specified in paragraph 28 of Schedule 9.”

L. Lapse of Approved Options

Article V, Paragraph A.8 shall be replaced by the following new paragraph;

1. Approved Options granted under this UK Subplan shall lapse upon the first of the following events to occur:

a. the tenth anniversary of the date of grant of the Approved Option;

b. the third anniversary of the Retirement or Disability of the UK Participant;

c. the first anniversary of the death of the UK Participant;

d. unless otherwise provided in an Employment Agreement between the UK Participant and the Company, the third anniversary of the termination of the UK Participant’s employment by the Company not for Cause within two years following a Change of Control (the “Post-Change Period”);

e. ninety days following termination of the UK Participant’s employment by the Company not for Cause outside a Post-Change Period;

f. the last date of employment of the UK Participant if employment is terminated by the Company for Cause;

g. the UK Participant being adjudicated bankrupt; or

h. thirty days after the last date of employment of the UK Participant if employment terminates other than as set forth in this paragraph.

M. Exercise of Approved Options

1. No Approved Option may be exercised by an individual at any time when he is precluded by paragraph 8 of Schedule 9 (material interest in a close company within the preceding 12 months) from participating in this UK Subplan.

2. No Approved Option may be exercised at any time when the shares which may be thereby acquired do not satisfy the conditions specified in paragraphs 10 - 14 of Schedule 9.

3. The Approved Option maybe exercisable in whole or in part by the UK Participant giving notice of exercise the Company or the Program administrator designated from time to time by the Company stating the number of shares with respect to which the Approved Option is being exercised, in the form prescribed by the Company. Such exercise shall be effective upon receipt of such notice by the Company or Program administrator and payment in full to the Company of the option price.

4. Shares of Common Stock shall be allotted and issued pursuant to a notice of exercise within 30 days of the date of exercise and a definitive share certificate issued to the option holder in respect thereof. Save for any rights determined by reference to a date preceding the date of allotment, such shares of Common Stock shall rank pari passu with the other shares of the same class in issue at the date of allotment.

5. When an Approved Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Approved Option and the Company shall issue a new option certificate accordingly as soon as possible after the partial exercise.

6. The Approved Option maybe exercised by the personal representatives of a deceased UK Participant during the period of one year following the date of death. The Approved Option may not be assigned or transferred in any other circumstances, and any purported transfer, assignment, or charge shall cause the Approved Option to lapse forthwith.

7. The UK Participant may exercise his Approved Option at any time after the Approved Option becomes exercisable in accordance with Paragraph I above and before the Approved Option lapses for any reason stated in Paragraph L of this UK Subplan.

N. Effective dates

          In relation to Approved Options, Article VIII Paragraph E shall be modified so that after the words “shareholder approval” the words “and the approval of the UK Inland Revenue to the UK Subplan” shall be inserted.

O. Exchange of Approved Options on a takeover

1. If any company (“the Acquiring Company”) obtains Control of the Company within the circumstances specified in paragraph 15(1) of Schedule 9 to the Taxes Act, any UK Participant may, by agreement with the Acquiring Company at any time within the period specified in paragraph 15(2) of that Schedule 9, release his Approved Option (“the Old Option”) in consideration of the grant to him of a new approved option (“the New Option”) which is equivalent to the Old Option (by virtue of satisfying the requirements of paragraph 15(3) of Schedule 9 of the Taxes Act) but relates to stock in a different company (whether the Acquiring Company itself or another company within its group).

2. Where any New Options are granted pursuant to Paragraph O.1 above they shall be regarded for the purposes of the subsequent application of the provisions of this UK Subplan as having been granted at the time when the corresponding Old Options were granted and, with effect from the date on which the New Options are granted:

a. save for the definitions of “Participating Company” and “Group Company” in Paragraph B of this UK Subplan, references to “the Company” (including the definition in Paragraph B of this Subplan) shall be construed as being references to the Acquiring Company or such other company to whose stock the New Options relate; and

b. references to “Common Stock” (including the definition in Paragraph B of this Subplan) shall be construed as being references to stock in the Acquiring Company or stock in such other company to which the New Options relate but references to Participating Company shall continue to be construed as if references to the Company were references to XL Capital Ltd.

Additional Provisions for Participants in the Republic of Ireland

The following amendments to the Plan shall apply insofar as it relates to awards made to Participants in the Republic of Ireland.

1 Clause III C – Performance Shares & Termination of Employment

Clause III part C shall be deleted and replaced with the following:

          In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Performance Share Awards for reasons other than discharge or resignation, the Participant (or the Participant’s legal personal representative, in the event of his death), in the sole discretion of the Committee, may be entitled to receive from Performance Shares held by the Corporation a pro rata number of shares with respect to that Performance Share Award, or such other portion of the Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, the Award will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Shares, subject to the discretion of the Committee to release restrictions on all or any part of an Award.

2 Clause IV D – Restricted Stock & Termination of Employment

Clause IV part D shall be deleted and replaced with the following:

          In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to outstanding Restricted Stock Awards for reasons other than discharge or resignation, the Participant (or the Participant’s legal personal representative, in the event of his death), in the sole discretion of the Committee, may be entitled to receive from Restricted Stock shares held by the Corporation a pro rata number of shares with respect to that Restricted Stock Award, or such other portion of the Restricted Stock Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock shares held by the Company shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock shares, subject to the discretion of the Committee to release of restrictions on all or any part of an Award, or unless otherwise stated in the Restricted Stock agreement.

3 Clause VI H – Performance Unit Awards & Termination of Employment

Clause VI part H shall be deleted and replaced with the following:

          In the event of a Participant’s Termination of Employment prior to the satisfaction of conditions related to outstanding Performance Unit Awards for reasons other than discharge or resignation, the Participant (or the Participant’s legal personal representative, in the event of his death), in the sole discretion of the Committee, may be entitled to receive a pro-rata distribution of outstanding Performance Unit Awards. In the event of Termination of Employment due to resignation or discharge, all Awards will be cancelled, and the Participant shall not be entitled to any further consideration with respect to the forfeited Performance Units, subject to the discretion of the Committee.

4 Clause VIII D – Restricted Stock Units & Termination of Employment

Clause VIII part D shall be deleted and replaced with the following:

          In the event of a Participant’s Termination of Employment prior to satisfaction of conditions related to an outstanding Restricted Stock Unit Award for reasons other than discharge or resignation, the Participant (or the Participant’s legal personal representative, in the event of his death), in the sole discretion of the Committee, may be entitled to receive from the Restricted Stock Unit Award a pro rata number of shares with respect to the Restricted Stock Unit Award, or such other portion of the Restricted Stock Unit Award, if any, as the Committee shall determine. In the event of Termination of Employment due to resignation or discharge, all Restricted Stock Units held by the Participant shall be forfeited, and the Participant shall not be entitled to any further consideration with respect to the forfeited Restricted Stock Units, subject to the discretion of the Committee to release restrictions and deliver shares in respect of all or any part of an Award, or unless otherwise stated in the Restricted Stock Unit Award Agreement.

5 Clause IX D Miscellaneous Provisions

Paragraphs 1 and 2 of Clause IX part D shall be deleted and replaced with the following:

5.1 Employment Rights

          1. No Right to Continue Employment: Subject to the relevant provisions of local employment law governing the employment of a Participant, nothing in the Program or in any Award confers upon any Participant the right to continue in the employ of the Company or interferes with or restricts in any way any rights that the Company may have to discharge any Participant at any time for any reason whatsoever, with or without cause. Awards made under the Plan, and any other awards the Company may grant in the future to a Participant, even if such awards are made repeatedly or regularly, and regardless of their amount, (a) are wholly discretionary, are not a term or condition of employment and do not form part of a contract of employment, or any other working arrangement, between the Participant and the Company or any Subsidiary, as applicable, (b) do not create any contractual entitlement to receive future awards or to continued employment, and (c) do not form part of salary or remuneration for purposes of determining pension payments or any other purposes, including, without limitation, termination indemnities, severance, resignation, redundancy, bonuses, long-term service awards, pension or retirement benefits, or similar payments, except as otherwise required by applicable law.

5.2 Non-Transferability

          2. Non-Transferability: Except as otherwise determined by the Committee and set forth in the applicable Award agreement, prior to being earned under Articles III, IV, or VI, being exercised under Article V, or having shares distributed under Article VIII, no right or interest of any Participant in any Award under the Program shall be (a) assignable or transferable, except by will or the laws of descent and distribution, or (b) liable for, or subject to, any lien, obligation or liability, except to the extent that Non-Qualified Stock Options may be pledged as security in a margin account for their exercise.

5.3 Designation

Paragraph 3 shall be deleted and the subsequent paragraphs 4 to 9 shall be renumbered accordingly.